Exhibit (a)(1)(viii)

NOTICE OF GUARANTEED DELIVERY TO TENDER FOR CASH
ALL OF THE AMERICAN DEPOSITARY SHARES EACH REPRESENTING EIGHT COMMON SHARES

OF
ALMACENES ÉXITO S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE FOR CASH DATED DECEMBER 18, 2023
(THE “OFFER TO PURCHASE”)

BY

CAMA COMMERCIAL GROUP, CORP.
A DIRECT WHOLLY OWNED SUBSIDIARY

OF

Clarendon Worldwide S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON JANUARY 18, 2024, UNLESS THE OFFER IS EXTENDED.

Delivery of guarantee delivery form to the U.S. Tender Agent may be made as follows:

Equiniti Trust Company, LLC
By registered, certified, express mail or overnight courier:

Equiniti Trust Company, LLC
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota
Fax # 866-734-9952

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery to Equiniti Trust Company, LLC (the “U.S. Tender Agent”). Do NOT send any documents to Almacenes Éxito S.A., Cama Commercial Group, Corp. or D.F. King & Co., Inc (the “Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided below.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery pertains only to holders of ADSs and ADSs represented by ADRs, wherever located, except to those holders of ADSs in any jurisdiction in which the making of the Offer (as defined below) or acceptance thereof would not be in compliance with the laws of such jurisdiction.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by Cama Commercial Group, Corp. (the “Purchaser”), a Panamanian corporation and a wholly owned subsidiary of Clarendon Worldwide S.A. (“Clarendon”), a Panamanian corporation, hereby offers to purchase all the issued and outstanding Common Shares, par value COP 3.33 per share (the “Shares”), of Almacenes Éxito S.A. (“Éxito”), including Shares represented by American Depositary Shares of Éxito (the “ADSs”), from all holders of Shares who are “U.S. Persons” (as defined in the Offer to Purchase) and all holders of ADSs wherever located, as applicable, for cash at a purchase price (i) for each Share of the Colombian peso equivalent of US$0.9053 per Share, payable in Colombian pesos based upon the Tasa Representativa del Mercado (TRM), published and certified by the Financial Superintendence of Colombia (Superintendencia Financiera de Colombia, or “SFC”) for the allocation date as set forth in the first offer notice for the Colombian Offer (as defined below) (the “Settlement TRM”), and (ii) for each ADS of US$7.2424 per ADS, payable in U.S. dollars, in each case, without interest, and less any applicable withholding taxes and brokerage fees and commissions, upon the terms and subject to certain conditions described in the Offer to Purchase and in the related Notice of Acceptance, ADS Letter of Transmittal and this Notice of Guaranteed Delivery (which together, as they may be amended or supplemented from time to time, constitute the “U.S. Offer”). All payments to tendering holders of ADSs and Shares pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent or Colombian peso cent, respectively. Through a concurrent offer in the Republic of Colombia (“Colombia”), Purchaser is offering to purchase all of the issued and outstanding Shares (including Shares represented by Brazilian Depositary Receipts, each representing four Shares (“BDRs”)) wherever located, including Shares held by holders resident in the United States, at the same purchase price of US$0.9053 per Share payable (i) for tendering holders who are Colombian residents or foreign residents registered with the Central Bank of Colombia (Banco Central de Colombia) as foreign direct investors (inversionistas directos extranjeros), at their election, in U.S. dollars or in Colombian pesos based upon the Settlement TRM or (ii) for tendering holders who are foreign residents registered with the Central Bank of Colombia as foreign portfolio investors (inversionistas de portafolio extranjeros) only in Colombian pesos (the “Colombian Offer” and, together with the U.S. Offer, the “Offer”). Non-U.S. holders of Shares will not be permitted to tender their Shares (including Shares withdrawn from ADSs) in the U.S. Offer and instead must tender into the Colombian Offer. ADSs (regardless of the location of the holders) may only be tendered into the U.S. Offer.

All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to the Tender Agent at the address set forth above prior to 5:00 p.m., New York City time, on January 18, 2024, unless the Offer is extended (the latest time and date at which the Offer will expire, the “Expiration Date”) if:

1.      ADRs evidencing ADSs are not immediately available;

2.      the procedure for book-entry tender cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date; or

3.      time will not permit all required documents to reach the Tender Agent before 5:00 p.m., New York City time, on the Expiration Date.

This Notice of Guaranteed Delivery may be delivered to the Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”).

Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the Offer to Purchase, the Notice of Acceptance, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at its address and telephone numbers set forth below.

The Information Agent for the U.S. Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Bankers and Brokers Call Collect: (212) 269-5550
Stockholders Call Toll-Free: (877) 732-3613 International: +1 914-218-4628
Email: EXTO@dfking.com

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the ADS Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase (see “The U.S. Offer —4. Procedures for Accepting the U.S. Offer — Holders of ADSs” of the Offer to Purchase).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and any other legal representatives of the undersigned.

***

BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide the following information:
Name(s) of Record Holders(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Area Code and Telephone Number(s):

Signature(s):

Dated:

☐ Check if the ADSs that will be tendered are held on the books of JPMorgan Chase Bank, N.A. (the “ADS Depositary”) and provide the following:

Name of Tendering
Institution:
Area Code and
Telephone Number:
Account
No.:
Transaction
Code No.:
Signature:

Dated:

*     Please print or type the name and address of registered holders of (i) ADRs exactly as they appear on the ADRs or (ii) uncertificated ADSs on the books of the ADS Depositary exactly as they appear on the books of ADS Depositary.

**   Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs, as such name(s) appear on the ADRs, or (ii) uncertificated ADSs on the books of the ADS Depositary, exactly as such name(s) appear on the books of the ADS Depositary.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):
Capacity (please type or print):
Address(es) (please type or print):

Signature(s):
Dated:

BOX 3
GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal)

The undersigned, an Eligible Institution, hereby guarantees to deliver within two New York Stock Exchange (“NYSE”) trading days after the date of execution of this Notice of Guaranteed Delivery (but in any event no later than two NYSE trading days following the Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all of the physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through The Depository Trust Company (“DTC”) system, including delivery to the ADS Tender Agent of the Agent’s Message (as defined below) instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

The term “Agent’s Message” means a message transmitted to the Tender Agent by DTC, received by the Tender Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of the Offer to Purchase and the ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant.

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two NYSE trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two NYSE trading days following the Expiration Date) to the U.S. Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the U.S. Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated:

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OTHER THAN AS SET FORTH FOR THE ADS TENDER AGENT ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO SEQUANS, PARENT, PURCHASER OR THE INFORMATION AGENT.

DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.